COMMUNITY FIRST BANCORP, INC.
                       STOCK OPTION CANCELLATION AGREEMENT


         This Agreement (the "Cancellation Agreement") is made and entered into on December __, 2005 ("Effective Time") by and between ___________________ (the "Option Holder") and Community First Bancorp, Inc. (the "Corporation").

         WHEREAS, the Corporation is required to implement Financial Accounting Standards Board Statement 123R ("FAS 123R") by January 1, 2006 for financial accounting purposes related to stock options; and

         WHEREAS, the Corporation previously adopted the 2004 Stock Option Plan (the "Plan"); and

         WHEREAS, the exercise price of the options granted under the Plan on May 20, 2004 is significantly higher than the current market value of the stock of the Corporation; and

         WHEREAS, the Option Holder is the holder of options ("Options") to purchase shares of common stock of the Corporation ("Common Stock") as evidenced by a Stock Option Agreement between the Corporation and the Option Holder; and

         WHEREAS,  the Option Holder was awarded the following Options under the
Plan:

Number of Options                      Option Price
-----------------                      ------------

         WHEREAS, the participants in the Plan as directors and stockholders of the Corporation have determined that it is in the best interests of the Corporation and the Option Holder to cancel the options awarded under the Plan in exchange for no additional consideration.

                                    The Option Holder  certifies that no payment
is received in exchange for the cancellation of all
Options held by the Option Holder as of the Effective Time, and that the Option Holder hereby irrevocably waives any claim for compensation in exchange for cancellation of the Options.
         Except as otherwise expressly provided herein, this Cancellation Agreement (including the documents and instruments referred to herein) constitutes the entire understanding between the Corporation and the Option Holder relating to the Options and the cancellation of such Options as set forth above, and supersedes any matters to the contrary that may be contained in any other agreement, plan or document, both written and oral, relating to the Options. No amendments or additions to this Cancellation Agreement shall be binding unless made in writing and signed by both parties hereto. This Cancellation Agreement shall be governed by the laws of the Commonwealth of Kentucky.

IN WITNESS WHEREOF, the Corporation has caused this Cancellation Agreement to be executed by its duly authorized officers and Option Holder has hereunto set his hand and seal, all as of the date and year first written above as evidence of the agreement between the parties with respect to the cancellation of the Options detailed herein.

                          COMMUNITY FIRST BANCORP, INC.




                                      By:  _____________________________________


                                      Its: _____________________________________



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Attest




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Witness                               Option Holder